Exhibit 99.1
News Release

FOR RELEASE:		CONTACT:
Date	April 29, 2012	Gerry Gould, VP-Investor Relations
Time	12:00 pm Eastern	Tel. (781) 356-9402
gerry.gould@haemonetics.com
Alt. (781) 356-9613

Haemonetics Signs Definitive Agreement to Acquire Pall Corporation's Blood Collection, Filtration and Processing Product Lines For $552 Million

Commercial Presence in All Aspects of the Whole Blood Collection Market

Braintree, MA, April 29, 2012 - Haemonetics Corporation (NYSE:HAE) has entered into a definitive agreement to acquire the business assets of the blood collection, filtration and processing product lines of Pall Corporation (NYSE:PLL). Blood processing systems and equipment to be acquired are for use in transfusion medicine and include Pall's manufacturing facilities in Covina, California; Tijuana, Mexico; Ascoli, Italy and a portion of Pall's assets in Fajardo, Puerto Rico. Approximately 1,300 employees will be transferred to Haemonetics.

Brian Concannon, Haemonetics' President and CEO, commented: “Today manual whole blood collection is a $1.2 billion global market. This acquisition is an important and exciting step toward our objective of serving that market. The Pall business assets provide us with leading filter technology and manufacturing capability, a broad portfolio of manual collection and processing products, a strong and experienced employee base and relationships with major blood authorities and key customers we have in common. Combined with our internal development initiatives to automate whole blood collection and our suite of blood management software, Haemonetics will represent the broadest product offering to address our customers' needs in the whole blood market, a market with more than 60 million procedures per year.”

Importantly, the Pall business has established relationships with the largest blood center customers and offers products that are components of current blood center processes. Haemonetics has relationships with these customers as well offering its line of aphaeresis products. The addition of Pall's whole blood collection and filtration products accelerates Haemonetics' entry into the whole blood collection market and provides resources to facilitate the development of new products in a competitive and highly regulated market.

Haemonetics will continue to advance its ongoing initiatives aimed at delivering a first whole blood automation package over the next several years. This will include a new donation workflow module in a software suite, a communications tower for “plug and play” ease of use via a new handheld interface, two peripherals to make the system paperless and smart devices with full data integration and wet set consumables. The commercial risks associated with this initiative are expected to be diminished and its market acceptance facilitated by established customer relationships.

“Pall's advanced technologies in the area of transfusion medicine align perfectly with Haemonetics' vision and strategy. This transaction will combine the diverse resources of two industry pioneers and immediately extend Haemonetics' already comprehensive array of blood management solutions,” said Larry Kingsley, President and Chief Executive Officer of Pall Corporation. “At the same time, it will enable Pall to focus on markets and opportunities where we are best positioned for growth.”

Under terms of the agreement, $537 million of the purchase price will be paid upon closing. Haemonetics intends to finance this with $475 million of new borrowings under term loans plus $62 million existing cash on hand. J. P. Morgan Securities LLC and Citibank, N.A. are joint lead arrangers and joint bookrunners for the new term loans. The remaining $15 million will be payable upon Pall Corporation's replication and delivery of certain manufacturing assets of the filter media business to Haemonetics by 2016. Until that time, Pall will manage these media assets under a supply agreement.

The purchase price equates to approximately 8 times EBITDA for the most recent fiscal year ended July 31, 2011. Product line revenues excluding sales to Haemonetics were approximately $210 million in the same period. Excluding the expected one-time costs associated with this acquisition and the acquisition of Hemerus, the subject of a separate press release issued today, Haemonetics anticipates the impact of both acquisitions on adjusted earnings per share to be at least neutral in fiscal 2013 and accretive in fiscal 2014 and beyond. This transaction is subject to certain closing conditions, regulatory approvals and labor related notifications. It is expected to close during the second quarter of fiscal 2013. Centerview Partners LLC rendered a fairness opinion to the Haemonetics Board of Directors.

As separately announced, Haemonetics will host a webcast at 8:00 am (EDT) on Monday, April 30, 2012 to discuss and answer questions about its earnings for the fourth quarter and full fiscal year ended March 31, 2012 and guidance for fiscal year 2013, which were provided in a separate press release today. The company will also discuss both acquisitions announced today and their impact on operations and results in more detail. Interested parties can participate at: http://phoenix.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=72118&eventID=4752543.

Haemonetics (NYSE: HAE) is a global healthcare company dedicated to providing innovative blood management solutions for our customers. Together, our devices and consumables, information technology platforms, and consulting services deliver a suite of business solutions to help our customers improve clinical outcomes and reduce the cost of healthcare for blood collectors, hospitals, and patients around the world. Our technologies address important medical markets: blood and plasma component collection, the surgical suite, and hospital transfusion services. To learn more about Haemonetics, visit our web site at http://www.haemonetics.com.

This release contains forward-looking statements that are not historical facts. Haemonetics has identified some of these forward-looking statements with words like "will,” "expect," "intend," ”believe," "may," "could," "would," "might," "possible," "plan," "anticipate," or "continue," the negative of these words, other terms of similar meaning or the use of future dates. Forward-looking statements in this release include without limitation statements regarding the expected timing of the completion of the transaction and statements regarding the effect of the transaction on Haemonetics' business and competitive position, statements regarding future innovation and statements regarding Haemonetics' future financial performance and financial condition.

Investors and security holders are cautioned not to place undue reliance on these forward-looking statements. Actual results could differ materially from those currently anticipated due to a number of risks and uncertainties, including: uncertainties as to the timing of the transaction; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the possibility that the various conditions to receipt of the debt financing to complete the acquisition may not be satisfied or waived; the effects of disruption from the transaction making it more difficult to maintain relationships with employees, customers, vendors and other business partners; other business effects, including the effects of industry, economic or political conditions outside of Haemonetics' control; transaction costs; actual or contingent liabilities; and other risks and uncertainties discussed in Haemonetics' filings with the U.S. Securities and Exchange Commission, including the "Risk Factors" sections of Haemonetics' most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q.

The forward-looking statements are based on estimates and assumptions made by management of the company and are believed to be reasonable, though inherently uncertain and difficult to predict. Actual results and experience could differ materially from the forward-looking statements. Information set forth in this press release is current as of today and the company undertakes no duty or obligation to update this information. All forward-looking statements in this announcement are qualified in their entirety by this cautionary statement.